Exhibit 99.1

BIOCARDIA ANNOUNCES FDA CONFIRMS HELIX TRANSENDOCARDIAL DELIVERY CATHETER MEETING MINUTES SUPPORTING FOLLOW-ON DE NOVO PRE-SUBMISSION FOR APPROVAL

SUNNYVALE, Calif. – August 24, 2026 -BioCardia®, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces receipt of FDA confirmation of the outcome of its Pre-Submission Meeting on the Helix Transendocardial Delivery Catheter System (Helix).

FDA has reviewed and accepted the meeting minutes provided by BioCardia in May 2026 which are now considered final. This ratifies the understanding with FDA that BioCardia shared in its May 8, 2026 press release and 8-K filing.

“We intend to submit the follow-on pre-submission for Helix incorporating agency advice this quarter which could enable Helix approval via the De Novo pathway.” said BioCardia Chief Executive Officer Peter Altman, PhD. “If successful, an independent Helix market clearance should enhance development and commercial partnering for high value investigational cell, gene, and protein therapeutics.”

About Helix Transendocardial Delivery Catheter

The Helix transendocardial delivery catheter is an enabling platform for minimally invasive targeted delivery of therapeutic and diagnostic agents to the heart intramyocardially. It enables agents to be delivered precisely within the heart with superior retention over other therapeutic delivery modalities, and to many regions of the heart that other delivery methods cannot reach. The Helix includes a specialized small distal helical needle which engages the heart tissue from within the chamber of the heart and provides stability within the dynamic beating heart to safely enable agent delivery.

About BioCardia ®

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3D™ fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information visit www.biocardia.com.

Upcoming Catalysts:

CardiAMP Cell Therapy

Q4 ‘26 Peer Reviewed Manuscript

Q4 ‘26 Japan PMDA Submission for Approval

Q4 ‘27 Japan Approval

Q3 ‘28 HF II completes enrollment

Q3 ‘29 HF II Topline Data

Helix Delivery

Q3 ‘26 FDA Pre-Sub Amendment

Heart3D Fusion Imaging

Q1’27 First in Man Ready

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to submission for and subsequent market clearance of the Helix Transendocardial Delivery Catheter and the achievement of any of the anticipated upcoming catalysts. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120